Exhibit 99.1

News Release

Media Contact	Investor Relations
Michael Berman	Karen Fugate
Sabre Holdings	Sabre Holdings
682-605-2397	682-605-2343

Sabre Holdings Declares Quarterly Dividend

Dividend Reflects Confidence in Long-Term Prospects

SOUTHLAKE, Texas, April 17, 2003 —  Sabre Holdings Corporation (NYSE: TSG) today announced that its Board of Directors declared a quarterly cash dividend of $0.07 per share.

The dividend is payable on May 15, 2003, to shareholders of record on April 30, 2003, and would pay out approximately $40 million per year if continued quarterly.  It is the Board’s intention to pay a comparable quarterly dividend on a going forward basis, subject to financial ability and a determination that cash dividends continue to be in the best interests of the company and its shareholders.

“While travel demand is down considerably at the present time, a quarterly dividend reflects our confidence in the industry’s eventual recovery and our ability to continue to generate strong free cash flow,” said William J. Hannigan, Chairman and CEO, Sabre Holdings.  “We are pleased to provide a return to our shareholders while maintaining the financial flexibility and liquidity to capitalize on future opportunities, including stock buybacks and strategic acquisitions.  We also believe a regular dividend will make our stock attractive to a broader range of investors.”

About Sabre Holdings Corporation

Sabre Holdings, an S&P 500 company, is a world leader in travel commerce, retailing travel products and providing distribution and technology solutions for the travel industry.   Sabre Holdings supports travelers, travel agents, corporations and travel suppliers through its companies:  Travelocity, Sabre Travel Network, GetThere, and Sabre Airline Solutions. Headquartered in Southlake, Texas, in the Dallas-Fort Worth Metroplex, the company has approximately 6,500 employees in 45 countries.   Full year 2002 revenues totaled $2.06 billion.  Sabre Holdings is traded on the New York Stock Exchange under the symbol TSG.  More information is available at http://www.sabre-holdings.com

Statements in this release which are not purely historical facts, including statements about forecasted revenue or earnings, future free cash flow, travel industry outlook, attractiveness to investors, possible future dividends, or other statements about anticipations, beliefs, expectations, hopes, intentions or strategies for the future, may be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Readers are cautioned not to place undue reliance on forward-looking statements. All forward-looking statements are based upon information available to Sabre Holdings on the date this release was issued. Sabre Holdings undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Any forward-looking statements involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements, including risks or uncertainties related to: the computer reservation system rules proposed by the Department of Transportation; possible merger and acquisition activity by Sabre Holdings; Sabre Holdings revenues being highly dependent on the travel and transportation industries; airlines limiting their participation in travel marketing and distribution services; structural changes within the travel industry, such as the financial instability of many of the air carriers, or airline suppliers in bankruptcy; or a decrease in travel related to the war in Iraq, the possibility of further terrorist attacks, hostilities and war, traveler fear of exposure to contagious disease, and delays resulting from added security measures at airports.  Sabre Holdings may not succeed in addressing these and other risks. Further information regarding factors that could affect our financial and other results can be found in the risk factors section of our most recent filing on Form 10-K/A with the Securities and Exchange Commission.